Exhibit 5(a)

                                                                  RECEIVED
                                                           '92 JUN 30 PM 12 27
                                                               [ILLEGIBLE]
                                                         ASSESSMENTS & TAXATION

                                                             6-30-92 12:27p

                         ARTICLES OF INCORPORATION

                                     OF

            THE BLACKROCK INSURED MUNICIPAL 2008 TERM TRUST INC.

                                 * * * * *

                                 ARTICLE I

     THE UNDERSIGNED, John B. Frisch, whose post office address is 10 Light Street, Baltimore, Maryland 21202, being at least eighteen (18) years of age, hereby forms a corporation under and by virtue of the Maryland General Corporation Law.

                                 ARTICLE II

                                    NAME

     The name of the Corporation is The Blackrock Insured Municipal 2008 Term Trust Inc. (the "Corporation").

                                ARTICLE III

                            PURPOSES AND POWERS

     The purposes for which the Corporation is formed are to act as an investment company under the federal Investment Company Act of 1940, as amended (the "1940 Act"), and to exercise and enjoy all of the general powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force.

                                 ARTICLE IV

                    PRINCIPAL OFFICE AND RESIDENT AGENT

     The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

--------------------------------------------------------------------------------

                             STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 10 page document on file in this office. DATED: June 30, 1992.

                    STATEMENT OF ASSESSMENT AND TAXATION

BY: /s/ [ILLEGIBLE]
    ---------------------------


                                 ARTICLE V

                               CAPITAL STOCK

     (1) The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is Two Hundred Million (200,000,000) shares, all of which shall have a par value of one cent ($.01) per share and of the aggregate par value of Two Million Dollars ($2,000,000).

     (2) (a) The Board of Directors of the Corporation is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of or rights to require redemption of the stock.

         (b) Without limiting the generality of the foregoing, the dividends and distributions or other payments with respect to the stock of the Corporation, and with respect to each class that hereafter may be created, shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from class to class to such extent and for such purposes as the Board of Directors may deem appropriate, including, but not limited to, the purpose of complying with requirements of regulatory or legislative authorities.

         (c) Until such time as the Board of Directors shall provide otherwise pursuant to the authority granted in this section (2) all the authorized shares of the Corporation are designated as Common Stock. Shares of the Common Stock and the holders thereof, and shares of any class and the holders thereof, shall be subject to the following provisions, provided, however, that if no shares of any class other than Common Stock are outstanding, the shares of the Common Stock and the holders thereof shall nevertheless be subject to the following provisions except to the extent that such provisions are by their terms applicable only when shares of two or more classes are outstanding.

     (3) The net asset value of each share of the Corporation's capital stock issued, sold or purchased at net asset value shall be the current net asset value per share as determined in accordance with procedures adopted from time to time by the Board of Directors which comply with the 1940 Act.

     (4) Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such class.

     (5) In the event of the liquidation or dissolution of the Corporation, the holders of the Common Stock of the Corporation's stock shall be entitled to receive all the assets of the Corporation not attributable to other classes of stock through any preference. The assets so distributable to the stockholders shall be distributed among such stockholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation.

     (6) Unless otherwise expressly provided in these Articles of Incorporation, including any Articles Supplementary creating any class of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class thereof, and all shares of all classes of capital stock shall vote together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class is required by the 1940 Act or any rules, regulations or orders issued thereunder, or the Maryland General Corporation Law, such requirement as to a separate vote by that class shall apply in lieu of a vote of all classes voting together as a single class as described above.

     (7) The Corporation shall be entitled to purchase shares of its capital stock, to the extent that the Corporation may lawfully effect such purchase under the laws of the State of Maryland, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable.

     (8) All shares purchased by the Corporation shall constitute authorized but unissued shares and the number of the authorized shares of stock of the Corporation shall not be reduced by the number of any shares purchased by it. Unless and until their classification is changed in accordance with section (2) of this Article V, all shares of capital stock so purchased shall continue to belong to the same class to which they belonged at the time of their purchase.

     (9) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of capital stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

     (10) All persons who shall acquire capital stock or other securities of the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-Laws of the Corporation, as each may be amended from time to time.


                                 ARTICLE VI

                   PROVISIONS FOR DEFINING, LIMITING AND
                REGULATING CERTAIN POWERS OF THE CORPORATION
                   AND OF THE DIRECTORS AND STOCKHOLDERS

     (1) The number of directors of the Corporation shall initially be two
(2), which number may be increased by or pursuant to the By-Laws of the Corporation but shall never be less than two (2), unless the Corporation has three (3) or more stockholders during which time the number of directors shall never be less than three (3). In addition, and notwithstanding the preceding sentence, the number of the Corporation's directors shall be increased by or pursuant to the Corporation's By-Laws to a number greater than or equal to three prior to or at the Corporation's first annual meeting of stockholders (the "initial annual meeting"). The names of the persons who shall act as directors until the initial annual meeting and until their successors are duly elected and qualify are:

             Ralph L. Schlosstein
             Laurence D. Fink

     Beginning with the initial annual meeting, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the initial annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each annual meeting of stockholders beginning with the annual meeting of stockholders next succeeding the initial annual meeting, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. A director elected at an annual meeting shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. If the number of directors is changed, any increase or decrease shall be apportioned among the classes, as of the annual meeting of stockholders next succeeding any such change, so as to maintain a number of directors in each class as nearly equal as possible. In no case shall a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the entire Board of Directors, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, whether or not sufficient to constitute a quorum, or by a sole remaining director provided, however, that if the stockolders of any class of the Corporation's capital stock are entitled separately to elect one or more directors, a majority of he remaining directors elected by that class or the sole remaining director elected by that class may fill any vacancy among the number of directors elected by that class. A director elected by the Board of Directors to fill any vacancy in the Board of Directors shall serve until the next annual meeting of stockholders and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. At any annual meeting of stockholders, any director elected to fill any vacancy in the Board of Directors that has arisen since the preceding annual meeting of stockholders (whether or not any such vacancy has been filled by election of a new director by the Board of Directors) shall hold office for a term which coincides with the remaining term of the class to which such directorship was previously assigned, if such vacancy arose other than by an increase in the number of directors, and until his successor shall be elected and shall qualify. In the event such vacancy arose due to an increase in the number of directors, any director so elected to fill such vacancy at an annual meeting shall hold office for a term which coincides with that of the class to which such directorship has been apportioned as heretofore provided, and until his successor shall be elected and shall qualify. A director may be removed for cause only, and not without cause, and only by action taken by the holders of at least seventy-five percent (75%) of the shares of capital stock then entitled to vote in an election of such director.

     (2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation or in the Maryland General Corporation Law or the 1940 Act.

     (3) Each person who at any time is or was a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by the Maryland General Corporation Law as it may be amended or interpreted from time to time, including the advancing of expenses, subject to any limitations imposed by the 1940 Act and the Rules and Regulations promulgated thereunder. Furthermore, to the fullest extent permitted by Maryland law, as it may be amended or interpreted from time to time, subject to the limitations imposed by the 1940 Act and the Rules and Regulations promulgated thereunder, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a director or officer of the Corporation under this Section in respect of any act or omission that occurred prior to such amendment or repeal.

     (4) The Board of Directors of the Corporation shall have the exclusive authority to make, alter or repeal from time to time any of the By-Laws of the corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the 1940 Act and the Rules and Regulations promulgated thereunder.

                                ARTICLE VII

                        DENIAL OF PREEMPTIVE RIGHTS

     No stockholder of the Corporation shall by reason of his holding shares of capital stock have any preemptive or preferential right to purchase or subscribe to any shares of capital stock of the Corporation, now or hereafter authorized, or any notes, debentures, bonds or other securities convertible into shares of capital stock, now or hereafter to be authorized, whether or not the issuance of any such shares of capital stock, or notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder; and the Board of Directors may issue shares of any class of capital stock of the Corporation, or any notes, debentures, bonds, or other securities convertible into shares of any class of capital stock of the Corporation, either, whole or in part, to the existing stockholders.


                                ARTICLE VIII

                       CERTAIN VOTES OF STOCKHOLDERS

     (1) Except as otherwise provided in these Articles of Incorporation and notwithstanding any provision of the Maryland General Corporation Law (other than Sections 3-601 through 3-603 of the Maryland General Corporation Law or any successors thereto) requiring approval by the stockholders (or any class of stockholders) of any action by the affirmative vote of a greater proportion than a majority of the votes entitled to be cast on the matter, any such action may be taken or authorized upon the concurrence of a majority of the number of votes entitled to be cast thereon (or a majority of the votes entitled to be cast thereon as a separate class).

     (2) Notwithstanding the terms of Section 3-603(e)(1)(iv) of the Maryland General Corporation Law (or any successor thereto) and the provisions of Section (1) of this Article VIII, the Corporation hereby expressly elects to be subject to the requirements of Section 3-602 of the Maryland General Corporation Law. The amendment, alteration, modification, or repeal of this Section (2) of Article VIII of these Articles of Incorporation shall require the vote specified in Section 3-602 of the Maryland General Corporation Law.


                                 ARTICLE IX

                           DETERMINATION BINDING

     Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the authority of the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                 ARTICLE X

                      PRIVATE PROPERTY OF STOCKHOLDERS

     The private property of stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                                 ARTICLE XI

                         LIMITED TERM OF EXISTENCE

     The Corporation shall have a limited period of existence and shall cease to exist at the close of business on December 31, 2008, except that the Corporation shall continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs. After the close of business on December 31, 2008, if the Corporation has not liquidated and wound up its business and affairs, the directors shall become trustees of the Corporation's assets for purposes of liquidation with the full powers granted to directors of a corporation which has voluntarily dissolved under Subtitle 4 of Title 3 of the Maryland General Corporation Law or any successor statute as are necessary to liquidate the Corporation and wind up its affairs, but in no event with lesser powers than the powers granted by such subtitle granted under the Maryland General Corporation Law as of the date of incorporation of the Corporation.

     The Board of Directors may, to the extent it deems it appropriate, adopt a plan of termination at any time during the twelve months immediately preceding December 31, 2008, which plan of termination may set forth the terms and conditions for implementing the termination of the Corporation's existence under this Article XI. Stockholders of the Corporation shall not be entitled to vote on the adoption of any such plan or the termination of the Corporation's existence under this Article XI.


                                ARTICLE XII

                       CONVERSION TO OPEN-END COMPANY

     Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, a favorable vote of a majority of the total number of directors fixed in accordance with the By-Laws of the Corporation and the favorable vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation entitled to be voted on the matter shall be required to approve, adopt or authorize an amendment to these Articles of Incorporation that makes the Common Stock or any other class of capital stock a "redeemable security" as that term is defined in the 1940 Act.

     The Corporation shall notify the holders of all capital securities of the approval, in accordance with the preceding paragraph of this Article XII, of any amendment to these Articles of Incorporation that makes the Common Stock a "redeemable security" (as that term is defined in the 1940
Act) no later than thirty (30) days prior to the date of filing of such amendment with the Department of Assessments and Taxation (or any successor agency) of the State of Maryland; such amendment may not be so filed, however, until the later of (a) ninety (90) days following the date of approval of such amendment by the holders of capital securities in accordance with the preceding paragraph of this Article XII and (b) the next January 1 or July 1, whichever is sooner, following the date of such approval by holders of capital securities.

                                ARTICLE XIII

                                 AMENDMENT

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws of the Corporation), the amendment or repeal of Section (1), Section (3), or Section (4) of Article VI, Section (1) of Article VIII,
Article X, Article XI, Article XII or this Article XIII of these Articles of Incorporation shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the shares then entitled to be voted on the matter.

     IN WITNESS WHEREOF, the undersigned incorporator of The Blackrock Insured Municipal 2008 Term Trust Inc. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

       Dated the 30th day of June, 1992.


                       /s/ John B. Frisch
                       ----------------------------------------
                       John B. Frisch


                                  BY-LAWS

                                     OF

            THE BLACKROCK INSURED MUNICIPAL 2008 TERM TRUST INC.

                                 ARTICLE I

                                  Offices

     Section 1. Principal Office. The principal office of the Corporation shall be in the City of Baltimore, State of Maryland.

     Section 2. Principal Executive Office. The principal executive offices of the Corporation shall be at 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

     Section 3. Other Offices. The Corporation may have such other offices in such places as the Board of Directors may from time to time determine.

                                 ARTICLE II

                          Meetings of Stockholders

     Section 1. Annual Meeting. An annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held in May of each year.

     Section 2. Special Meetings. Special meetings of the stockholders, unless otherwise provided by law or by the Articles of Incorporation, may be called for any purpose or purposes by a majority of the Board of Directors, the President, or on the written request of the holders of at least 25% of the outstanding capital stock of the Corporation entitled to vote at such meeting.

     Section 3. Place of Meetings. Annual and special meetings of the stockholders shall be held at such place within the United States as the Board of Directors may from time to time determine.

     Section 4. Notice of Meetings; Waiver of Notice. Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and the purpose or purposes of each special meeting shall be given personally or by mail, not less than ten nor more than ninety days before the date of such meeting, to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting. Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

     Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. When a meeting is adjourned to another time and place, un1ess the Board of Directors, after the adjournment, shall fix a new record date for an adjourned meeting, or the adjournment is for more than one hundred and twenty days after the original record date, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

     Section 5. Quorum. At all meetings of the stockholders, the holders of a majority of the shares of stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by the Articles of Incorporation. In the absence of a quorum no business may be transacted, except that the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time, without notice other than announcement thereat except as otherwise required by these By-Laws, until the holders of the requisite amount of shares of stock shall be so present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting, in person or by proxy, of holders of the number of shares of stock of the Corporation in excess of a majority thereof which may be required by the laws of the State of Maryland, the Investment Company Act of 1940, as amended, or other applicable statute, the Articles of Incorporation, or these By-Laws, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of shares of stock of the Corporation required for action in respect of such other matter or matters.

     Section 6. Organization. At each meeting of the stockholders, the Chairman of the Board (if one has been designated by the Board), or in the Chairman of the Board's absence or inability to act, the President, or in the absence or inability of the Chairman of the Board and the President, a Vice President, shall act as chairman of the meeting. The Secretary, or in the Secretary's absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

     Section 7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

     Section 8. Voting. Except as otherwise provided by statute or the Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in such stockholder's name on the record of stockholders of the Corporation as of the record date determined pursuant to Section 9 of this Article or if such record date shall not have been so fixed, then at the later of (i) the close of business on the day on which notice of the meeting is mailed or
(ii) the thirtieth day before the meeting.

     Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, the Articles of Incorporation or these By-Laws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action.

     If a vote shall be taken on any question other than the election of directors, which shall be by written ballot, then unless required by statute or these By-Laws, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

     Section 9. Fixing of Record Date. The Board of Directors may set a record date for the purpose of determining stockholders entitled to vote at any meeting of the stockholders. The record date, which may not be prior to the close of business on the day the record date is fixed, shall be not more than ninety nor less than ten days before the date of the meeting of the stockholders. All persons who were holders of record of shares at such time, and not others, shall be entitled to vote at such meeting and any adjournment thereof.

     Section 10. Inspectors. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspector shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting powers of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

     Section 11. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders meetings: (i) a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.


                                ARTICLE III

                             Board of Directors

     Section 1. General Powers. Except as otherwise provided in the Articles of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law or by the Articles of Incorporation or these By-Laws.

     Section 2. Number of Directors. The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the Directors then in office; provided, however, that the number of directors shall in no event be less than two nor more than nine. Any vacancy created by an increase in Directors may be filled in accordance with Section 6 of this Article III. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term. Directors need not be stockholders.

     Section 3. Election and Term of Directors. Each class of Directors as to which vacancies exist shall be elected by written ballot at the annual meeting of stockholders, or a special meeting held for that purpose unless otherwise provided by statute or the Articles of Incorporation. The term of office of each director shall be from the time of his election and qualification until the expiration of the term of his class or until the annual election of directors next succeeding his election and until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Articles of Incorporation.

     Section 4. Resignation. A director of the Corporation may resign at any time by giving written notice of his resignation to the Board or the Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5. Removal of Directors. Any director of the Corporation may be removed for cause (but not without cause) by the stockholders by a vote of seventy-five percent (75%) of the votes entitled to be cast for the election of directors.

     Section 6. Vacancies. Subject to the provisions of the Investment Company Act of 1940, as amended, any vacancies in the Board, whether arising from death, resignation, removal, an increase in the number of directors or any other cause, shall be filled by a vote of the Board of Directors in accordance with the Articles of Incorporation.

     Section 7. Place of Meetings. Meetings of the Board may be held at such place as the Board may from time to time determine or as shall be specified in the notice of such meeting.

     Section 8. Regular Meeting. Regular meetings of the Board may be held without notice at such time and place as may be determined by the Board of Directors.

     Section 9. Special Meetings. Special meetings of the Board may be called by two or more directors of the Corporation or by the Chairman of the Board or the President.

     Section 10. Annual Meeting. The annual meeting of each newly elected Board of Directors (including a Board of Directors to which only one class of Directors has been newly elected) shall be held as soon as practicable after the meeting of stockholders at which directors were elected. No notice of such annual meeting shall be necessary if held immediately after the adjournment, and at the site, of the meeting of stockholders. If not so held, notice shall be given as hereinafter provided for special meetings of the Board of Directors.

     Section 11. Notice of Special Meetings. Notice of each special meeting of the Board shall be given by the Secretary as hereinafter provided, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director, either personally or by telephone or any standard form of telecommunication, at least twenty-four hours before the time at which such meeting is to be held, or mailed by first-class mail, postage prepaid, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held.

     Section 12. Waiver of Notice of Meetings. Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice which is filed with the records of the meeting or who shall attend such meeting. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any meeting need not state the purpose of such meeting.

     Section 13. Quorum and Voting. One-third, but not less than two, of the members of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by statute, the Articles of Incorporation, these By-Laws, the Investment Company Act of 1940, as amended, or other applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board; provided, however, that the approval of any contract with an investment adviser or principal underwriter, as such terms are defined in the Investment Company Act of 1940, as amended, which the Corporation enters into or any renewal or amendment thereof, the approval of the fidelity bond required by the Investment Company Act of 1940, as amended, and the selection of the Corporation's independent public accountants shall each require the affirmative vote of a majority of the directors who are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the Corporation. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 14. Organization. The Board may, by resolution adopted by a majority of the entire Board, designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to preside at a meeting, the President or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

     Section 15. Written Consent of Directors in Lieu of a Meeting. Subject to the provisions of the Investment Company Act of 1940, as amended, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writings or writing are filed with the minutes of the proceedings of the Board or committee.

     Section 16. Compensation. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.

     Section 17. Investment Policies. It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Corporation are at all times consistent with the investment policies and restrictions with respect to securities investments and otherwise of the Corporation, as recited in the Prospectus included in the registration statement of the Corporation covering the initial public offering of shares of its capital stock, as filed with the Securities and Exchange Commission (or as such investment policies and restrictions may be modified by the Board of Directors or, if required, by majority vote of the stockholders of the Corporation in accordance with the Investment Company Act of 1940, as amended) and as required by the Investment Company Act of 1940, as amended. The Board, however, may delegate the duty of management of the assets and the administration of its day to day operations to one or more individuals or corporate management companies and/or investment advisers pursuant to a written contract or contracts which have obtained the requisite approvals, including the requisite approvals of renewals thereof, of the Board of Directors and/or the stockholders of the Corporation in accordance with the provisions of the Investment Company Act of 1940, as amended.

     Section 18. Asset Value. The Board of Directors shall determine the times and method of calculation of the net asset value per share of the Fund subject to conditions with the requirements of the 1940 Act.

                                 ARTICLE IV

                                 Committees

     Section 1. Committees of the Board. The Board of Directors may from time to time, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board, each such committee to consist of two or more directors and to have such powers and duties as the Board of Directors may, by resolution, prescribe.

     Section 2. General. One-third, but not less than two, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority or power of the Board in the management of the business or affairs of the Corporation.

                                 ARTICLE V

                       Officers, Agents and Employees

     Section 1. Number of Qualifications. The officers of the Corporation shall be a President, who shall be a director of the Corporation, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one or more Vice Presidents and may also appoint such other officers, agents and employees as it may deem necessary or proper. Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge or verify any instrument as an officer in more than one capacity. Such officers shall be elected by the Board of Directors each year at its first meeting held after the annual meeting of stockholders, each to hold office until the meeting of the stockholders and until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. The Board may from time to time elect, or delegate to the President the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents, as may be necessary or desirable for the business of the Corporation. Such officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

     Section 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of resignation to the Board, the Chairman of the Board, President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall be necessary to make it effective.

     Section 3. Removal of Officer, Agent or Employee. Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may delegate such power of removal as to agents and employees not elected or appointed by the Board of Directors. Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

     Section 4. Vacancies. A vacancy in any office, either arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

     Section 5. Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his control.

     Section 6. Bonds or Other Security. If required by the Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

     Section 7. President. The President shall be the chief executive officer of the Corporation. In the absence of the Chairman of the Board (or if there be none), he shall preside at all meetings of the stockholders and of the Board of Directors. He shall have, subject to the control of the Board of Directors, general charge of the business and affairs of the Corporation. He may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board, and he may delegate these powers.

     Section 8. Vice President. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe.

     Section 9. Treasurer. The Treasurer shall

                  (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation, except those which the Corporation has placed in the custody of a bank or trust company or member of a national securities exchange (as that term is defined in the Securities Exchange Act of 1934, as amended) pursuant to a written agreement designating such bank or trust company or member of a national securities exchange as a custodian or sub-custodian of the property of the Corporation;

                  (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

                  (c) cause all moneys and other valuables to be deposited to the credit of the Corporation;

                  (d) receive, and give receipts for, moneys due and payable, to the Corporation from any source whatsoever;

                  (e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; and

                  (f) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or the President.

     Section 10. Secretary. The Secretary shall

                  (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders;

                  (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

                  (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

                  (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

                  (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the President.

     Section 11. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.


                                 ARTICLE VI

                              Indemnification

     Each officer and director of the Corporation shall be indemnified by the Corporation to the full extent permitted under the General Laws of the State of Maryland, including the advancing of expenses, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Absent a court determination that an officer or director seeking indemnification was not liable on the merits or guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, the decision by the Corporation to indemnify such person must be based upon the reasonable determination of independent counsel or nonparty independent directors, after review of the facts, that such officer or director is not guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     The Corporation may purchase insurance on behalf of an officer or director protecting such person to the full extent permitted under the General Laws of the State of Maryland, from liability arising from his activities as officer or director of the Corporation. The Corporation, however, may not purchase insurance on behalf of any officer or director of the Corporation that protects or purports to protect such person from liability to the Corporation or to its stockholders to which such officer or director would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

     The Corporation may indemnify or purchase insurance to the extent provided in this Article VI on behalf of an employee or agent who is not an officer or director of the Corporation.


                                ARTICLE VII

                               Capital Stock

     Section 1. Stock Certificates. Each holder of stock of the Corporation shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board, representing the number of shares of the Corporation owned by him, provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose fascimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

     Section 2. Books of Accounts and Record of Stockholders. There shall be kept at the principal executive office of the Corporation correct and complete books and records of account of all the business and transactions of the Corporation. There shall be made available upon request of any stockholder, in accordance with Maryland law, a record containing the number of shares of stock issued during a specified period not to exceed twelve months and the consideration received by the Corporation for each such share.

     Section 3. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive rights of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

     Section 4. Regulations. The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

     Section 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificates representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

     Section 6. Fixing of a Record Date for Dividends and Distributions. The Board may fix, in advance, a date not more than ninety days preceding the date fixed for the payment of any dividend or the making of any distribution. Once the Board of Directors fixes a record date as the record date for the determination of the stockholders entitled to receive any such dividend or distribution, in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend or distribution.

     Section 7. Information to Stockholders and Others. Any stockholder of the Corporation or his agent may inspect and copy during usual business hours the Corporation's By-Laws, minutes of the proceedings of its stockholders, annual statements of its affairs, and voting trust agreements on file at its principal office.

                                ARTICLE VIII

                                    Seal

     The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Maryland". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                 ARTICLE IX

                                Fiscal Year

     Unless otherwise determined by the Board, the fiscal year of the Corporation shall end on the 31st day of December.


                                 ARTICLE X

                        Depositories and Custodians

     Section 1. Depositories. The funds of the Corporation shall be deposited with such banks or other depositories as the Board of Directors of the Corporation may from time to time determine.

     Section 2. Custodians. All securities and other investments shall be deposited in the safe keeping of such banks or other companies as the Board of Directors of the Corporation may from time to time determine. Every arrangement entered into with any bank or other company for the safe keeping of the securities and investments of the Corporation shall contain provisions complying with the Investment Company Act of 1940, as amended, and the general rules and regulations thereunder.

                                 ARTICLE XI

                          Execution of Instruments

     Section 1. Checks, Notes, Drafts, etc. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

     Section 2. Sale or Transfer of Securities. Stock certificates, bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred or otherwise disposed of subject to any limits imposed by these By-Laws and pursuant to authorization by the Board and, when so authorized to be held on behalf of the Corporation or sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President or a Vice President or the Treasurer or pursuant to any procedure approved by the Board of Directors, subject to applicable law.


                                ARTICLE XII

                       Independent Public Accountants

     The firm of independent public accountants which shall sign or certify the financial statements of the Corporation which are filed with the Securities and Exchange Commission shall be selected annually by the Board of Directors and ratified by the stockholders in accordance with the provisions of the Investment Company Act of 1940, as amended.

                                ARTICLE XIII

                              Annual Statement

     The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each annual period of the Corporation and at such other times as may be directed by the Board. A report to the stockholders based upon each such examination shall be mailed to each stockholder of the Corporation of record on such date with respect to each report as may be determined by the Board, at his address as the same appears on the books of the Corporation. Such annual statement shall also be available at the annual meeting of stockholders and be placed on file at the Corporation's principal office in the State of Maryland. Each such report shall show the assets and liabilities of the Corporation as of the close of the annual or quarterly period covered by the report and the Securities in which the funds of the Corporation were then invested. Such report shall also show the Corporation's income and expenses for the period from the end of the Corporation's preceding fiscal year to the close of the annual or quarterly period covered by the report and any other information required by the Investment Company Act of 1940, as amended, and shall set forth such other matters as the Board or such firm of independent public accountants shall determine.


                                ARTICLE XIV

                                 Amendments

     The Board of Directors, by affirmative vote of a majority thereof, shall have the exclusive right to amend, alter or repeal these By-Laws at any regular or special meeting of the Board of Directors, except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act of 1940, as amended.